Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

TYME TECHNOLOGIES, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 14, 2022

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit:
https://www.cstproxy.com/tymeinc/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY .

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS OF TYME TECHNOLOGIES, INC. RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. ALL OF THE PROPOSALS ARE PROPOSALS OF THE COMPANY.

Proposal 1.
Adoption of the Merger Agreement, a copy of which is attached as Annex A to the accompanying joint proxy statement/ prospectus.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2.
Approve, on a non-binding advisory basis, merger-related compensation payable to Tyme's named executive officers.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3.
Approval of an amendment to Tyme's amended and restated certificate of incorporation in the form attached as Annex K to the accompanying joint proxy statement/prospectus, to effect a reverse stock split of Tyme common stock, by a ratio of not less than 1-for-15 and not more than 1-for-75, such ratio and the implementation and timing of the reverse stock split to be determined in the discretion of Tyme's board of directors.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4.
Consider and vote upon an adjournment of the Tyme Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2 and 3 or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to holders of Tyme common stock.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

____

Signature________________ Signature, if held jointly________________ Date__________, 2022.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders To view the Joint Proxy Statement /Prospectus and 2022 Annual Report to Stockholders and attend the Special Meeting, please go to: https://www.cstproxy.com/tymeinc/2022 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TYME TECHNOLOGIES, INC. The undersigned appoints Richard Cunningham and James Biehl, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Tyme Technologies, Inc. held of record by the undersigned at the close of business on August 8, 2022 at the Special Meeting of Stockholders of Tyme Technologies, Inc. to be held on September 15, 2022 at 11:00 AM (Eastern Time), or at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CONTRARY DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE SHARES OF COMMON STOCK AT THE SPECIAL MEETING ARE EXPRESSLY REVOKED. (Continued, and to be marked, dated and signed, on the other side)